UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 18, 2007, Lowell R. Selvin, Chairman Emeritus of the Board of Directors of PlanetOut Inc. (the “Company”), informed the Company that, due to health reasons, he would not be able to stand for re-election to the Board of Directors when his term expires on June 13, 2007, the date of the Company’s Annual Meeting. As a result, the Board of Directors approved a reduction in the size of the Company’s Board of Directors, from six directors to five, effective upon the expiration of Mr. Selvin’s term on June 13, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: April 24, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer